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                                                                    EXHIBIT 21.1
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                    SIGNIFICANT SUBSIDIARIES OF THE COMPANY


NAME                                                 JURISDICTION
----                                               ORGANIZED UNDER
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BENCHMARQ Microelectronics International, Inc.         Barbados